Filed pursuant to Rule 424(b)(2)
Registration No. 333-268053

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 28, 2022)

€1,000,000,000

€500,000,000 3.375% Notes due 2037

€500,000,000 3.750% Notes due 2053

We are offering €500,000,000 principal amount of 3.375% Notes due 2037, which we refer to in this prospectus supplement as the “2037 notes” and €500,000,000 principal amount of 3.750% Notes due 2053, which we refer to in this prospectus supplement as the “2053 notes.” We collectively refer to all of the series of notes offered hereby as the “notes.”

The 2037 notes will bear interest at a rate per annum of 3.375% and the 2053 notes will bear interest at a rate per annum of 3.750%. We will pay interest on the 2037 notes on August 15 of each year, beginning on August 15, 2025. We will pay interest on the 2053 notes on August 15 of each year, beginning on August 15, 2025. The 2037 notes will mature on August 15, 2037 and the 2053 notes will mature on August 15, 2053.

We may redeem any series of the notes at our option and at any time, either in whole or in part, at the applicable redemption price described in this prospectus supplement. In addition, any series of the notes may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. See “Description of Notes—Redemption for Tax Reasons.” The notes will be our unsecured obligations and will rank equally with our unsecured senior indebtedness from time to time outstanding. The notes will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof.

We intend to apply to list the notes on the New York Stock Exchange (“NYSE”), and we expect trading on the NYSE to begin within 30 days after the initial issuance of the notes.

Investing in the notes involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2037 Note	Total	Per 2053 Note	Total
Public offering price	98.927%	€494,635,000	98.339%	€491,695,000
Underwriting discount	0.500%	€2,500,000	0.750%	€3,750,000
Proceeds, before expenses, to The Coca-Cola Company	98.427%	€492,135,000	97.589%	€487,945,000

The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from and including August 15, 2024.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), on or about August 15, 2024.

Joint Book-Running Managers

Barclays	BNP PARIBAS	J.P. Morgan

HSBC	MUFG	Standard Chartered Bank

Co-Managers

Academy Securities		Ramirez & Co., Inc.

The date of this prospectus supplement is August 8, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

In this prospectus supplement, except as otherwise indicated or the context otherwise requires, the terms “The Coca-Cola Company,” “Company,” “we,” “us” and “our” mean The Coca-Cola Company and all entities included in its consolidated financial statements.

References herein to “$” and “dollars” are to the lawful currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union (the “Member States”) that have adopted the euro as their currency. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

IN CONNECTION WITH THIS OFFERING, J.P. MORGAN SECURITIES PLC, AS STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND NO LATER THAN 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

The notes are offered globally for sale only in those jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Selling Restrictions.”

PROHIBITION OF SALES TO EEA RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”), and any offer of the notes in any member state of the EEA is made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK Prospectus Regulation”) or FSMA, and any offer of the notes in the United Kingdom is made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. In the United Kingdom, such documents and/or materials are for distribution only to, and are directed only at, persons who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents relates is available only to relevant persons and will be engaged in only with relevant persons.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference into this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of the conflict between Russia and Ukraine and conflicts in the Middle East; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled and diverse workforce; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages, or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (the “IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges, and risks regarding potential additional impairments; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

General

The Coca-Cola Company is a total beverage company, and beverage products bearing our trademarks, sold in the United States since 1886, are now sold in more than 200 countries and territories. We own or license and market numerous beverage brands, which we group into the following categories: Trademark Coca-Cola; sparkling flavors; water, sports, coffee and tea; juice, value-added dairy and plant-based beverages; and emerging beverages. We own and market several of the world’s largest nonalcoholic sparkling soft drink brands, including Coca-Cola, Sprite, Fanta, Coca-Cola Zero Sugar and Diet Coke/Coca-Cola Light.

We make our branded beverage products available to consumers throughout the world through our network of independent bottling partners, distributors, wholesalers and retailers as well as our consolidated bottling and distribution operations. Beverages bearing trademarks owned by or licensed to the Company account for 2.2 billion of the estimated 64 billion servings of all beverages consumed worldwide every day.

We believe our success depends on our ability to connect with consumers by providing them with a wide variety of beverage options to meet their desires, needs and lifestyles. Our success further depends on the ability of our people to execute effectively, every day.

We are guided by our purpose, which is to refresh the world and make a difference. Our vision for growth has three connected pillars:

•	Loved Brands. We craft meaningful brands and a choice of drinks that people love and enjoy and that refresh them in body and spirit.
•	Done Sustainably. We grow our business in ways that achieve positive change in the world and build a more sustainable future for our planet.
•	For a Better Shared Future. We invest to improve people’s lives, from our employees to all those who touch our business system, to our investors, to the communities we call home.

We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892. Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number at that address is (404) 676-2121. We maintain a website at www.coca-colacompany.com, where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	The Coca-Cola Company.

Securities Offered	€500,000,000 principal amount of 3.375% Notes due 2037.
€500,000,000 principal amount of 3.750% Notes due 2053.

Maturity Date	The 2037 notes: August 15, 2037.
The 2053 notes: August 15, 2053.

Interest Rate	The 2037 notes: 3.375% per annum, payable annually in arrears.
The 2053 notes: 3.750% per annum, payable annually in arrears.

Interest Payment Dates	The 2037 notes and the 2053 notes: August 15 of each year, commencing on August 15, 2025.

Optional Redemption	We may redeem any series of the notes at our option and at any time, either as a whole or in part, at the applicable redemption price described under “Description of Notes—Optional Redemption.”

Redemption for Tax Purposes	We may redeem all, but not part, of a series of the notes in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to the date fixed for redemption. See “Description of Notes—Redemption for Tax Reasons.”

Ranking	The notes will be our unsecured obligations and will rank equally with our unsecured senior indebtedness from time to time outstanding.

Currency of Payment	All payments of principal and interest, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in United States dollars until the euro is again available to us or so used. See “Description of Notes—Issuance in Euro” and “Currency Conversion and Foreign Exchange Risks.”

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts as may be necessary to ensure that every net payment on a note to a holder who is not a United States person, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such note to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Further Issues	We may, at any time, without notice to or the consent of the holders of the notes, create and issue further notes ranking equally with any series of the notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further notes or except for, in some cases, the first payment of interest following the issue date of such further notes).

Book-Entry; Form and Denominations	The notes of each series will be issued only in registered, book-entry form. For the notes of each series, there will be one or more global notes deposited with a common depositary on behalf of Euroclear and Clearstream and registered in the name of the common depositary or its nominee. Except in the limited circumstances described under “Description of Notes—Book-Entry; Delivery and Form; Global Note,” owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered to be holders of notes under the senior indenture (as defined below). The notes will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof.

Use of Proceeds	We expect to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, acquisitions of or investments in businesses or assets and redemption and repayment of short-term or long-term borrowings, as well as for making any potential payments in connection with our ongoing tax litigation with the IRS and our final contingent consideration payment in 2025 in connection with our acquisition of fairlife, LLC (“fairlife”). See “Part II, Item 1. Legal Proceedings—U.S. Federal Income Tax Dispute” and “Part I, Item 1. Notes to Consolidated Financial Statements—Note 16: Fair Value Measurements” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2024 for discussions of such ongoing tax litigation and estimated fairlife acquisition payment.

Listing	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Marketing and Selling Restrictions	The notes may be offered for sale in those jurisdictions where it is lawful to make such offers. See “Underwriting—Selling Restrictions.”

Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax considerations of purchasing, owning and disposing of the notes in light of your own particular situation and with respect to any tax considerations arising under the laws of any state, local, foreign or other taxing jurisdiction. See “U.S. Federal Income Tax Considerations.”

Governing Law	The senior indenture (as defined herein) is governed and the notes will be governed by the laws of the State of New York.

Trustee	Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company.

Risk Factors	See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and “Currency Conversion and Foreign Exchange Risks” below for a discussion of certain relevant factors you should carefully consider before deciding to invest in the notes.

CURRENCY CONVERSION AND FOREIGN EXCHANGE RISKS

Investors will be required to pay for the notes in euro. If, however, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount otherwise payable by us on any date in euro would be converted into U.S. dollars at a rate determined by us in good faith. If applicable laws or regulations of the Member States (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, we would apply the exchange rate so mandated. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the senior indenture governing the notes.

Foreign Exchange Risk

An investment in notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities (the home currency) entails significant risks not associated with a similar investment in a security denominated in the home currency. These include the possibility of:

•	significant changes in rates of exchange between the home currency and the euro,
•	the imposition or modification of foreign exchange controls with respect to the euro, and
•	tax consequences for the purchaser as a result of any foreign exchange gains or losses resulting from an investment in the notes.

In addition, if one or more Member States were to withdraw from the European Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.

We have no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile, and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the home currency could result in a decrease in the effective yield of the notes below the interest rate and, in certain circumstances, could result in a loss to you on a home currency basis.

The notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.

As of 9:00 a.m. (New York time) on August 7, 2024, the euro/U.S. dollar rate of exchange as reported by Bloomberg was €1/U.S.$1.0921.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately €978.1 million after deducting the underwriting discounts and estimated expenses of the offering payable by us. We expect to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, acquisitions of or investments in businesses or assets and redemption and repayment of short-term or long-term borrowings, as well as for making any potential payments in connection with our ongoing tax litigation with the IRS and our final contingent consideration payment in 2025 in connection with our acquisition of fairlife. See “Part II, Item 1. Legal Proceedings—U.S. Federal Income Tax Dispute” and “Part I, Item 1. Notes to Consolidated Financial Statements—Note 16: Fair Value Measurements” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2024 for discussions of such ongoing tax litigation and estimated fairlife acquisition payment.

CAPITALIZATION

The following table presents our capitalization on a consolidated basis at June 28, 2024 (1) on an actual basis and (2) as adjusted to give effect to this offering, but not the intended application of the estimated net proceeds from this offering as set forth in “Use of Proceeds.”

You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2024, which is incorporated by reference into this prospectus supplement.

	At June 28, 2024
(In millions)	Actual	As Adjusted(3)
Cash, cash equivalents and short-term investments:
Cash and cash equivalents(1)(2)	$13,708	$14,776
Short-term investments	3,691	3,691
Cash, cash equivalents and short-term investments	$17,399	$18,467
Debt, including current portion:
Loans and notes payable	$3,793	$3,793
Current portion of long-term debt	1,939	1,939
Notes outstanding(2)	38,085	38,085
Notes offered hereby(1)	—	1,068
Total debt	$43,817	$44,885
Total debt less cash, cash equivalents and short-term investments	$26,418	$26,418
Total equity	$27,411	$27,411
Total capitalization	$71,228	$72,296

(1)	As adjusted cash and cash equivalents gives effect to the receipt by us of estimated cash net proceeds from this offering. See “Use of Proceeds” for our expected use of proceeds from this offering.
(2)	Cash and cash equivalents and Notes outstanding do not give effect to the offering of $750,000,000 aggregate principal amount of our 4.650% Notes due 2034, $1,500,000,000 aggregate principal amount of our 5.200% Notes due 2055 and $750,000,000 aggregate principal amount of our 5.400% Notes due 2064 that priced on August 7, 2024.
(3)	The amount in the “As Adjusted” column is the dollar equivalent of the aggregate principal amount of the notes being offered (giving effect to the discount to the public of 98.927% with respect to the 2037 notes and 98.339% with respect to the 2053 notes) based upon the euro/U.S. dollar rate of exchange of €1/U.S.$1.0921 as of 9:00 a.m. (New York time) on August 7, 2024, as reported by Bloomberg.

DESCRIPTION OF NOTES

THE FOLLOWING SUMMARY OF THE TERMS OF THE NOTES SUPPLEMENTS THE GENERAL DESCRIPTION OF DEBT SECURITIES CONTAINED IN THE ACCOMPANYING PROSPECTUS. TO THE EXTENT THE FOLLOWING TERMS ARE INCONSISTENT WITH THE GENERAL DESCRIPTION CONTAINED IN THE ACCOMPANYING PROSPECTUS, THE FOLLOWING TERMS REPLACE SUCH INCONSISTENT TERMS. YOU SHOULD READ BOTH THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

General

The 2037 notes:

•	will be in an aggregate initial principal amount of €500,000,000, subject to our ability to issue additional notes which may be of the same series as the 2037 notes as described under “—Further Issues”;
•	will mature on August 15, 2037;
•	will bear interest at a rate of 3.375% per annum;
•	will be our senior debt, ranking equally with all our other present and future unsecured and unsubordinated indebtedness;
•	will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof;
•	will be repaid at par at maturity;
•	will be redeemable by us at any time prior to maturity as described below under “—Optional Redemption”; and
•	will not be subject to any sinking fund.

The 2053 notes:

•	will be in an aggregate initial principal amount of €500,000,000, subject to our ability to issue additional notes which may be of the same series as the 2053 notes as described under “—Further Issues”;
•	will mature on August 15, 2053;
•	will bear interest at a rate of 3.750% per annum;
•	will be our senior debt, ranking equally with all our other present and future unsecured and unsubordinated indebtedness;
•	will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof;
•	will be repaid at par at maturity;
•	will be redeemable by us at any time prior to maturity as described below under “—Optional Redemption”; and
•	will not be subject to any sinking fund.

The notes offered by this prospectus supplement are senior debt securities issued under our senior indenture, dated April 26, 1988, as amended (the “senior indenture”), with Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee. The senior indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.

We will issue the notes in fully registered form only. We may issue definitive notes in the limited circumstances set forth in “—Book-Entry; Delivery and Form; Global Note—Certificated Notes” below. If we issue definitive notes, principal of and interest on such notes will be payable in the manner described below, the transfer of the notes will be registrable and the notes will be exchangeable for notes bearing identical terms and provisions, at the office of Deutsche Bank Trust Company Americas, the transfer agent and registrar for the notes, currently located at 1 Columbus Circle, 17th Floor New York, New York 10019. The paying agent will be Deutsche Bank Trust Company Americas. However, payment of interest, other than interest at maturity, or upon redemption, on such definitive notes may be made by check mailed to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding the foregoing, (1) the depositary, as holder of the notes, or (2) a holder of more than €5 million in aggregate principal amount of notes in definitive form can require the paying agent to make payments of interest, other than interest due at maturity, or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States by sending appropriate wire transfer instructions as long as the paying agent receives the instructions in writing not less than ten days prior to the applicable interest payment date. The principal and interest payable on such note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of a note at the office of the transfer agent and registrar.

The senior indenture and the notes do not limit the amount of unsecured indebtedness that may be incurred or the amount of securities that may be issued by us. We may issue debt securities under the senior indenture in one or more series, each with different terms, up to the aggregate principal amount which we may authorize from time to time. We also have the right to “re-open” a previous issue of a series of debt securities by issuing additional debt securities of such series.

Inapplicability of Defeasance, Lien, Sale and Leaseback Provisions

The defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance of the Indentures and Securities” and in Section 12.01(b) of the senior indenture will not be applicable to the notes. The lien and sale and leaseback provisions described in the accompanying prospectus under “Description of Debt Securities—Restrictive Covenants” and in Sections 5.03 and 5.04 of the senior indenture will not be applicable to the notes.

Issuance in Euro

Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount otherwise payable by us on any date in euro would be converted into U.S. dollars at a rate determined by us in good faith. If applicable laws or regulations of the Member States (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, we would apply the exchange rate so mandated. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the senior indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Interest on the Notes

Interest on the notes will accrue from and including August 15, 2024 or from and including the most recent interest payment date to which interest has been paid or provided for. We will make interest payments on the 2037 notes annually on August 15 of each year, with the first interest payment being made on August 15, 2025. We will make interest payments on the 2053 notes annually on August 15 of each year, with the first interest payment being made on August 15, 2025. We will make interest payments to the person in whose name the notes are registered at the close of business on the business day immediately preceding the respective interest payment date.

If the interest payment date is not a business day at the relevant place of payment, payment of interest will be made on the next day that is a business day at such place of payment and no interest will accrue as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. For the purposes of the notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express transfer system, or any successor thereto, operates. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from August 15, 2024, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

Prior to May 15, 2037 (three months prior to the maturity date (the “2037 Par Call Date”)) with respect to the 2037 notes and prior to February 15, 2053 (six months prior to the maturity date (the “2053 Par Call Date” and, together with the 2037 Par Call Date, each a “Par Call Date”)) with respect to the 2053 notes, we may, at our option, redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price (as determined by us, expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	100% of the principal amount of the applicable series of notes to be redeemed; and
•	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes to be redeemed discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate plus 20 basis points in the case of the 2037 notes and 20 basis points in the case of the 2053 notes less (b) accrued and unpaid interest thereon to, but excluding, the applicable redemption date;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

Neither the trustee nor the paying agent shall have any responsibility for any calculation of the redemption price.

On or after the 2037 Par Call Date with respect to the 2037 notes and the 2053 Par Call Date with respect to the 2053 notes, we may, at our option, redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the comparable government bond (as defined below) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the series of notes to be redeemed (assuming that such series of notes to be redeemed matured on the applicable Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.

Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Clearstream and Euroclear to the holders of the notes not less than 10 days and not more than 60 days before the redemption date of the notes being redeemed. Unless we default on payment of the redemption price, on and after the redemption date, the notes or any portion of the notes called for redemption will stop accruing interest. A partial redemption of notes may be effected pursuant to applicable procedures of the depositary or the paying agent, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such notes or any integral multiple of €1,000 in excess thereof) of the principal amount of such notes of a denomination larger than the minimum authorized denomination for such notes.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

1.	to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;
(c)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
(d)	being a controlled foreign corporation within the meaning of Section 957(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) related within the meaning of Section 864(d)(4) of the Code to the Company;
(e)	being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code, or any successor provision;
(f)	being subject to income tax withholding or backup withholding as of the date of the purchase by the holder or beneficial owner of the notes; or
(g)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
2.	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
3.	to any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the note or evidence of beneficial ownership thereof (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

4.	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
5.	to any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty levy, assessment, or similar governmental charge;
6.	to any tax, duty, levy, assessment, or other governmental charge that is payable otherwise than by withholding from payments in respect of the notes;
7.	to any tax, duty, levy, assessment or governmental charge that would not have been imposed but for an election by the holder or beneficial owner of the notes, the effect of which is to make one or more payments in respect of the notes subject to United States federal income tax, state or local tax, or any other tax, duty, levy, assessment or other governmental charge;
8.	to any tax, duty, levy, assessment or governmental charge imposed under any of Sections 1471 through 1474 of the Code, any applicable United States Treasury Regulations promulgated thereunder, or any judicial or administrative interpretation of any of the foregoing; or
9.	to any combination of items (1), (2), (3), (4), (5), (6), (7), or (8) above.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If we are required to pay additional amounts with respect to the notes, we will notify the trustee and paying agent pursuant to an officers’ certificate that specifies the additional amounts payable and when the additional amounts are payable. If the trustee and the paying agent do not receive such an officers’ certificate from us, the trustee and paying agent may rely on the absence of such an officers’ certificate in assuming that no such additional amounts are payable.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, any series of the notes on not less than 15 or more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

Further Issues

We may from time to time, without notice to or the consent of the holders of the notes, create and issue further notes ranking equally with and having the same terms and conditions as any series of the notes in all respects (other than the issue date, the public offering price, the payment of interest accruing prior to the issue date of such further notes and, in some cases, the first payment of interest following the issue date of such further notes). Such further notes may be consolidated and form a single series with the previously issued notes of that series and have the same terms as to status, redemption or otherwise as the notes of that series.

Any further notes that are not fungible for U.S. federal income tax purposes with the originally issued notes will be issued under separate ISIN and CUSIP numbers.

Book-Entry; Delivery and Form; Global Note

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear Participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described under the headings “—Issuance in Euro” and “Currency Conversion and Foreign Exchange Risks.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the senior indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the senior indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear Participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the senior indenture on behalf of a Clearstream customer or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

Notices

Notices to holders of the notes will be sent by mail to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

Governing Law

New York law governs the senior indenture and will govern the notes, without regard to its conflicts of law principles that would result in the application of any law other than New York law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable in connection with the ownership and disposition of the notes. This discussion is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”), published positions of the IRS, and judicial decisions, all as in effect on the date hereof and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion addresses tax considerations only for initial holders of the notes that acquire the notes pursuant to this offering at the initial sale price and hold the notes as “capital assets” as defined in the Code (generally, property held for investment). This discussion is general in nature and does not address all of the tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as brokers, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, cooperatives, traders in securities or currencies who elect to apply a mark-to-market method of accounting, tax-exempt entities or qualified retirement plans, persons that are (or hold their notes through) partnerships or other pass-through entities, persons required under section 451(b) of the Code to conform the timing of income accruals with respect to the notes to their financial statements, persons subject to special tax accounting rules, certain U.S. expatriates, persons who acquire the notes in connection with employment or other performance of services, persons deemed to sell the notes under the constructive sale provisions of the Code and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated transaction. Furthermore, this discussion does not address the consequences of the alternative minimum tax, of the Medicare contribution tax on net investment income, or of any state, local, foreign, or non-U.S. income tax laws, or any other U.S. federal tax considerations (e.g., the U.S. federal gift or estate tax). This discussion also does not address tax considerations for U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar. This discussion is not intended to constitute a complete analysis of all tax considerations of the purchase, ownership and disposition of the notes. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Prospective purchasers of the notes are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax considerations to them of acquiring, owning or disposing of the notes in light of their particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons,” within the meaning of Section 7701(a)(30) of the Code (a “U.S. person”), have the authority to control all substantial decisions of such trust; or (B) the trust has made a valid election under the applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns the notes should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSIDERATIONS TO IT OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Considerations for U.S. Holders

Interest

Interest on the notes (and any additional amounts) will generally be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

A U.S. holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro-denominated interest payment on a note based on the spot rate of exchange on the date of receipt (regardless of whether the payment is in fact converted to U.S. dollars at that time). No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, see “—Transaction in Euros,” below).

A U.S. holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. holder’s taxable year; or
•	at such U.S. holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

A U.S. holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.

Certain Additional Payments

There are circumstances in which we might be required to make additional payments on a note, for instance, as described under “Description of Notes—Payment of Additional Amounts.” We intend to take the position that the possibility of such payments does not result in the notes being treated as nonfunctional currency contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS takes a position contrary to that described above with respect to a series of notes, a U.S. holder may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes in such series (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange or other taxable disposition of the notes in such series would be treated as ordinary income rather than as capital gain. U.S. holders should consult their tax advisors regarding their particular tax consequences if the notes in any series were treated as nonfunctional currency contingent payment debt instruments. The discussion herein assumes that the notes in each series will not be treated as nonfunctional currency contingent payment debt instruments.

Disposition of the Notes

Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note (collectively, a “Disposition”), except as noted below with respect to foreign currency exchange gain or loss, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. holder’s adjusted tax basis in the note. Subject to the discussion below regarding notes that are traded on an established securities market, the adjusted tax basis of a note to a U.S. holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase (decreased by any payments other than stated interest received on the note), and the amount realized by a U.S. holder upon the Disposition of a note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition.

If the notes are traded on an established securities market, a U.S. holder that uses the cash method of tax accounting, and if it so elects, a U.S. holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax bases in the note and the amount realized on the Disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. holders discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Any capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the notes exceeds one year on the date of Disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. holder on a Disposition of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. holder held such note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the note is disposed of (or the spot rate on the settlement date, if applicable) and (2) of purchase (or the spot rate on the settlement date, if applicable). The recognition of such foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the Disposition of a note.

Transaction in Euros

Euros received as interest on, or on a Disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange at the time such interest is received or at the time such proceeds from Disposition are received. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. holder (or an electing accrual basis U.S. holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the Disposition. A U.S. holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.

Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note generally will not result in any exchange gain or loss for a U.S. holder.

Reportable Transaction Reporting

Under applicable Treasury Regulations, a U.S. holder who participates in a “reportable transaction” (as defined in the Treasury Regulations) must attach to its United States federal income tax return a disclosure statement on IRS Form 8886. Under the relevant rules, a loss from a foreign currency transaction is a reportable transaction if the gross amount of the loss is at least $50,000 in a single tax year for an individuals or trust, whether or not the loss flows through from an S corporation or partnership. U.S. holders should consult their tax advisors to determine the tax reporting obligations, if any, including any requirement to file IRS Form 8886, with respect to the ownership or Disposition of the notes or any related transaction such as the disposition of any euros received in respect of the notes. Prospective purchasers of the notes should consult their tax advisors to determine the reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886.

Considerations for non-U.S. Holders

Interest

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, subject to the discussion of the Foreign Account Tax Compliance Act below, on payments of interest (and, if applicable, additional amounts) on the notes, provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (or, if certain tax treaties apply, such interest is not attributable to a permanent establishment of the non-U.S. holder within the United States) and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly, indirectly or constructively through stock ownership, (C) is not a bank receiving certain types of interest and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the non-U.S. holder provides to us or our paying agent its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), under penalties of perjury, that it is not a U.S. person or (y) a securities clearing organization or one of certain other financial institutions holding the note on behalf of the non-U.S. holder certifies on IRS Form W-8IMY (or appropriate substitute form), under penalties of perjury, that the certification referred to in clause (x) has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person.

If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, such interest is not attributable to a permanent establishment of the non-U.S. holder within the United States) but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate or a lower applicable tax treaty rate).

If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (or, if certain tax treaties apply, such non-U.S. holder carries on business through a permanent establishment in the United States and such interest is attributable to such permanent establishment of the non-U.S. holder within the United States), then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest on a net income basis and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable tax treaty rate). Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder delivers to us a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from U.S. federal withholding tax.

Disposition of the Notes

A non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on the Disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (or, if certain tax treaties apply, such non-U.S. holder carries on business through a permanent establishment in the United States and such gain is attributable to such permanent establishment of the non-U.S. holder within the United States), or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied. If the exception under (i) applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the gain or loss recognized on the Disposition of the notes on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. holders unless an applicable tax treaty provides otherwise, and if such holder is a corporation, it may be subject to the branch profits tax (currently imposed at a rate of 30% or a lower applicable tax treaty rate). Accrued and unpaid interest realized on a Disposition will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “—Considerations for non-U.S. Holders—Interest.” If the exception under (ii) applies, the non-U.S. holder will generally be subject to tax equal to 30% on the capital gain realized on the Disposition of the notes (after being offset by certain U.S.-source capital losses) except as provided under an applicable tax treaty.

Information Reporting and Backup Withholding

A non-U.S. holder will generally be required to comply with certain certification procedures (generally similar to those discussed above) to establish that such holder is not a U.S. person to avoid backup withholding with respect to payments on, or the proceeds of a Disposition of, the notes. In addition, we must report annually to the IRS and to each non-U.S. holder the amount of any interest paid to such non-U.S. holder regardless of whether any tax was actually withheld. Backup withholding is not an additional tax. Copies of the information returns reporting the amount of interest paid to the non-U.S. holder and the amount of any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is correctly and timely provided to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable on the notes held by or through any of certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (y) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (z) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (y) certifies that such entity does not have any “substantial United States owners” or (z) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the United States Department of the Treasury. We will not pay any additional amounts in respect of any amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

EUROPEAN UNION DIRECTIVE ON ADMINISTRATIVE COOPERATION AND PROPOSED
FINANCIAL TRANSACTIONS TAX

EU Directive on Administrative Cooperation in the Field of Taxation

On May 25, 2018, the European Union adopted Council Directive (EU) 2018/822 amending European Council Directive 2011/16/EU on administrative cooperation in the field of taxation that imposes a reporting obligation on parties involved in cross-border transactions that may be associated with tax planning (“DAC 6”).

DAC 6 requires the mandatory and automatic exchange of information regarding cross-border arrangements within its scope. The reporting obligation applies to cross-border arrangements that satisfy one or more “hallmarks” provided for in DAC 6 (the “Reportable Arrangements”). In the case of a Reportable Arrangement, the information that must be reported generally includes the name of all relevant taxpayers and intermediaries as well as an outline of the Reportable Arrangement, the value of the Reportable Arrangement and identification of any EU Member States, which is likely to be concerned by the Reportable Arrangement.

DAC 6 imposes requirements on intermediaries (including, but not limited to, tax advisors, accountants, lawyers, banks and financial advisors and certain persons who provide aid, assistance or advice in relation to such cross-border arrangements) to report information on Reportable Arrangements to tax authorities. In certain circumstances (including, but not limited to, the relevant intermediary being located outside of the European Union or bound by legal professional privilege) the obligation to disclose could pass to the taxpayer itself.

As a result of DAC 6, the Company or its advisors or intermediaries may be required to disclose information to European Union tax authorities regarding Reportable Arrangements in which the Company is involved. The Company or its advisors or intermediaries may also be required to disclose information to the United Kingdom tax authorities if required by the rules introduced to replace DAC 6 in the United Kingdom. We may not be aware of all disclosures made pursuant to these rules regarding transactions to which the group is a party.

The Proposed Financial Transactions Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. However, primary market transactions should be exempt and therefore the issuance and subscription of notes is likely to be exempt from FTT (if adopted).

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal (including whether or not it comes into force as proposed or at all) remains subject to negotiation between the participating Member States and the scope of any such tax and timing of implementation is uncertain. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally, and not jointly, agreed to purchase from us the following respective principal amounts of notes listed opposite their name below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement:

Underwriters	Principal Amount of 2037 Notes	Principal Amount of 2053 Notes
Barclays Bank PLC	€133,335,000	€133,335,000
BNP Paribas	133,335,000	133,335,000
J.P. Morgan Securities plc	133,335,000	133,335,000
HSBC Bank plc	26,665,000	26,665,000
MUFG Securities EMEA plc	26,665,000	26,665,000
Standard Chartered Bank	26,665,000	26,665,000
Academy Securities, Inc.	10,000,000	10,000,000
Samuel A. Ramirez & Company, Inc.	10,000,000	10,000,000
Total	€500,000,000	€500,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The offering of notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of this offering to us, excluding the underwriting discounts, will be approximately €2.0 million.

We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Each series of the notes is a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters are under no obligation to make a market in any series of notes and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for any series of notes or that an active public market for any series of notes will develop. If an active public trading market for a series of notes does not develop, the market price and liquidity of that series of notes may be adversely affected. If the notes of any series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the issuance of the notes, J.P. Morgan Securities plc, as stabilizing manager (or persons acting on its behalf), may over-allot notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issuance date of the notes and 60 calendar days after the date of the allotment of the notes. Such stabilization shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the stabilizing manager.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the stabilizing manager has repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market prices of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. The underwriters and their respective affiliates have performed commercial banking, investment banking, advisory and other commercial services for us from time to time for which they have received customary fees and expenses. The underwriters and their respective affiliates may from time to time engage in transactions with and perform services for us in the ordinary course of their business. In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, an affiliate of Deutsche Bank Securities, Inc. serves as trustee under the indenture and will receive customary fees in connection with services provided in connection therewith.

Selling Restrictions

Other than the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or
(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated and caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes included in this offering in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes included in this offering in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

No notes have been offered or sold, and no notes may be offered or sold, in Hong Kong, by means of any document other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the notes has been issued, may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he, she or it is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he, she or it is not acquiring, and has not been offered, any notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”) and the underwriters will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been and will not be publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not and will not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL OPINIONS

The validity of the notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters by Alston & Bird LLP, Atlanta, Georgia. Alston & Bird LLP from time to time serves as our counsel.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts

We may offer, issue and sell from time to time, together or separately:

•	debt securities, which may be senior or subordinated and may be convertible;
•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase debt or equity securities;
•	depositary shares; and
•	purchase contracts.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling stockholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “KO.” Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2022.

In this prospectus, except as otherwise indicated or the context otherwise requires, the terms “The Coca-Cola Company,” the “Company,” “we,” “us” and “our” mean The Coca-Cola Company and all entities included in our consolidated financial statements.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may offer and sell, from time to time:

•	debt securities, which may be senior or subordinated and may be convertible;
•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase debt or equity securities;
•	depositary shares; and
•	purchase contracts,

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. In addition, selling stockholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement. Each time we or selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered. The prospectus supplement may also add, update, change or supersede information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described herein under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website, a copy of the registration statement on Form S-3, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge at the SEC’s website at www.sec.gov and on our corporate website at www.coca-colacompany.com. Information on our website does not constitute part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

1

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 22, 2022;
•	our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2022, filed with the SEC on April 28, 2022,
•	our Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2022, filed with the SEC on July 27, 2022;
•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on October 26, 2022;
•	our Current Reports on Form 8-K filed with the SEC on February 16, 2022, March 4, 2022, April 27, 2022, July 21, 2022 and August 23, 2022;
•	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 11, 2022, solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and
•	the descriptions of the common stock set forth in our registration statements filed with the SEC pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021).

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313; telephone: (404) 676-2121.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain information that may constitute “forward-looking statements” under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the U.S. Internal Revenue Service could significantly change; those described in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended April 1, 2022; and those described from time to time in our future reports filed with the Securities and Exchange Commission.

3

OUR COMPANY

The Coca-Cola Company is a total beverage company, and beverage products bearing our trademarks, sold in the United States since 1886, are now sold in more than 200 countries and territories. We own or license and market numerous beverage brands, which we group into the following categories: Trademark Coca-Cola; sparkling flavors; hydration, sports, coffee and tea; nutrition, juice, dairy and plant-based beverages; and emerging beverages. We own and market five of the world’s top six nonalcoholic sparkling soft drink brands: Coca-Cola, Sprite, Fanta, Diet Coke and Coca-Cola Zero Sugar.

We make our branded beverage products available to consumers throughout the world through our network of independent bottling partners, distributors, wholesalers and retailers as well as our consolidated bottling and distribution operations. Beverages bearing trademarks owned by or licensed to the Company account for 2.1 billion of the approximately 63 billion servings of all beverages consumed worldwide every day.

We believe our success depends on our ability to connect with consumers by providing them with a wide variety of beverage options to meet their desires, needs and lifestyles. Our success further depends on the ability of our people to execute effectively, every day.

The Coca-Cola Company was incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number at that address is (404) 676-2121. We maintain a website at www.coca-colacompany.com where general information about us is available. Information on our website does not constitute part of, and is not incorporated by reference into, this prospectus or the accompanying prospectus supplement.

4

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities by us will be used for general corporate purposes, including:

•	working capital;
•	capital expenditures;
•	acquisitions of or investments in businesses or assets;
•	redemption and repayment of short-term or long-term borrowings; and
•	purchases of our common stock.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

We will not receive any proceeds from the sale of securities by selling stockholders.

5

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Any debt securities will be either our senior unsecured obligations issued in one or more series, which we refer to as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series, which we refer to as the “subordinated debt securities.” We will issue the senior debt securities under an amended and restated indenture between us and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee, dated as of April 26, 1988, as amended, which we refer to as the “senior indenture.” We will issue the subordinated debt securities under an indenture to be entered into between us and Deutsche Bank Trust Company Americas, as trustee, which we refer to as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture, collectively, as the “indentures.” As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indentures. The indentures and all debt securities issued under the indentures will be governed by and construed in accordance with the laws of the State of New York. Additionally, the indentures are subject to the provisions of the Trust Indenture Act of 1939, as amended.

We have summarized selected terms and provisions of the indentures in this section. We have also incorporated by reference the indentures as exhibits to the registration statement of which this prospectus forms a part. You should read the indentures for additional information before you buy any debt securities. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The summary that follows includes references to section numbers of the indentures (as supplemented by the first supplemental indenture to the senior indenture, dated as of February 24, 1992, and the second supplemental indenture to the senior indenture, dated as of November 1, 2007, in some instances) so that you can more easily locate these provisions. Unless otherwise indicated, section references are the same for the senior indenture and the subordinated indenture. Capitalized terms used but not defined in this summary have the meanings specified in the indentures.

General

The senior debt securities will rank equally and ratably with our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, including any senior debt securities, as described below under “Subordinated Indenture Provisions—Subordination.” The debt securities will rank junior to all of our currently existing and future secured debt.

We are not limited as to the amount of debt securities that we can issue under the indentures. We may issue debt securities under the indentures in one or more series, each with different terms, up to the aggregate principal amount which we may authorize from time to time. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. (Section 3.01).

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to that offering. In addition to stating whether the securities will be senior or subordinated, these terms will include some or all of the following:

•	the title and type of the debt securities;
•	the total principal amount of debt securities of that series that are authorized and outstanding as of the most recent date;
•	any limit on the total principal amount of the debt securities;
•	the price at which the debt securities will be issued;
6

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;
•	the maturity date of the debt securities;
•	the minimum denominations in which the debt securities will be issued;
•	if the debt securities will bear interest;
•	the interest rate on the debt securities or the method of calculating the interest rate;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date;
•	the place or places at which the principal or premium, if any, and interest, if any, on the debt securities will be paid;
•	any optional redemption provisions that would permit us or the holders of the debt securities to elect redemption of the debt securities prior to their final maturity;
•	any sinking fund or mandatory redemption or retirement provisions that would obligate us to redeem the debt securities prior to their final maturity;
•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;
•	any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;
•	the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of maturity of the debt securities (if other than the principal amount of the debt securities);
•	whether the provisions described under the heading “Defeasance of the Indentures and Securities” below apply to the debt securities;
•	whether the provisions of some or all of the covenants described under the heading “Restrictive Covenants” below apply to the debt securities;
•	any changes to or additional Events of Default (as defined under the heading “Event of Default” below) or covenants;
•	whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;
•	any special tax implications of the debt securities;
•	for the subordinated debt securities, whether the specific subordination provisions applicable to the subordinated debt securities are other than as set forth in the subordinated indenture;
•	whether the debt securities are convertible or exchangeable into our common stock or other equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and
•	any other terms of the debt securities.

If the purchase price of any debt securities is denominated in a foreign currency or composite currency, or if the principal of or any premium or interest on any debt securities is payable in a foreign currency or composite currency, we will include the restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the applicable foreign currency or composite currency in the applicable prospectus supplement.

7

We may issue debt securities as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their principal amount and typically bearing no interest or interest at a rate which at the time of issuance is below market rates. An “Original Issue Discount Security” is any debt security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration of its maturity. (Section 1.01). We will describe the federal income tax, accounting and other considerations relevant to any such Original Issue Discount Securities in the applicable prospectus supplement.

The particular terms of a series of debt securities will be set forth in an officers’ certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the applicable indenture as supplemented by any officers’ certificate or supplemental indenture that is applicable to you because that indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

Restrictive Covenants

The indentures contain certain restrictive covenants that apply, or may apply, to us and all of our Restricted Subsidiaries (as defined below). The covenants described below under “Restrictions on Liens” and “Restrictions on Sale and Leaseback Transactions” will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement. These covenants do not apply to any of our Subsidiaries that are not designated as Restricted Subsidiaries.

You should carefully read the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

Restrictions on Liens. If the applicable prospectus supplement states that the covenant set forth in Section 5.03 of the indentures will be applicable to a series of debt securities, then we will be subject to a covenant providing that we will not, nor will we permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any debt for money borrowed (as used in this “Restrictive Covenants” section, “Debt”) if such Debt is secured by a mortgage, pledge, lien, security interest or other encumbrance upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or acquired in the future), without, in any such case, effectively providing that the debt securities and, at our option, any of our other indebtedness or guarantees or any indebtedness or guarantees of a Restricted Subsidiary ranking equally with the debt securities, will be secured equally and ratably with (or, at our option, prior to) such Debt. The foregoing restrictions do not apply to:

1.	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;
2.	mortgages on property existing at the time of acquisition of such property and, in some instances, certain purchase money mortgages;
3.	mortgages securing Debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;
4.	mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Restricted Subsidiary;
5.	mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or
6.	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referenced in clauses (1) through (5) above, inclusive, or any mortgage existing at the respective date of the applicable indenture, provided that the principal amount of Debt secured at the time of such extension may not be increased, and the collateral which secures the same cannot be expanded.
8

Notwithstanding these exceptions, we and one or more Restricted Subsidiaries may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that if, after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of our consolidated shareowners’ equity as of the end of the preceding fiscal year. (Section 5.03).

Restrictions on Sale and Leaseback Transactions. If the applicable prospectus supplement states that the covenant set forth in Section 5.04 of the indentures will be applicable to a series of debt securities, then we will be subject to the covenant providing that we will not, and we will not permit any Restricted Subsidiary to, enter into any lease, other than intercompany leases, longer than three years covering any Principal Property that is sold to any other person in connection with such lease unless:

1.	we or such Restricted Subsidiary would be entitled, pursuant to “Restrictions on Liens” described above, to incur Debt secured by a mortgage on the Principal Property involved in an amount at least equal to the Attributable Debt (as defined below) without equally and ratably securing the debt securities provided that such Attributable Debt shall then be deemed to be Debt subject to the provisions of such restriction on liens;
2.	since the respective date of the applicable indenture and within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after the consummation of such transaction, we or such Restricted Subsidiary has expended, or will expend, for the Principal Property an amount equal to (a) the net proceeds of such sale and leaseback transaction, and we elect to designate all of such amount as a credit against such transaction or (b) a part of the net proceeds of such sale and leaseback transaction, and we elect to designate such amount as a credit against such transaction and apply an amount equal to the remainder of the net proceeds as provided in clause (3) below; or
3.	an amount equal to such Attributable Debt (less any amount elected under clause (2) above) is applied within 90 days of such lease to the retirement of Debt, other than intercompany Debt, which by its terms matures at, or is prepayable or extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to, a date more than twelve months after the date of the creation of such Debt. (Section 5.04).

Consolidation, Merger and Sale

The indentures generally provide that we may consolidate with or merge into any other corporation, or transfer or lease our properties and assets as an entirety or substantially as an entirety to any other corporation, if the corporation formed by or resulting from any such consolidation, into which we are merged or which shall have acquired or leased such properties and assets, shall, pursuant to a supplemental indenture, assume payment of the principal of (and premium, if any) and interest, if any, on the debt securities and the performance and observance of the covenants of the indentures. (Section 11.01).

If upon (1) any consolidation or merger of us, or of us and any Subsidiary, with or into any other corporation or corporations, or upon the merger of another corporation into us, or (2) successive consolidations or mergers to which we or our successors shall be a party or parties, or (3) upon any sale or conveyance of our property, or the property of us and any Subsidiary, as an entirety or substantially as an entirety, any Principal Property or any shares of stock or Debt of any Restricted Subsidiary would then become subject to any mortgage, we will cause the debt securities, and at our option any other indebtedness of or guarantees by us or such Restricted Subsidiary ranking equally with the debt securities, to be secured equally and ratably with (or, at our option, prior to) any Debt secured thereby, unless such Debt could have been incurred without us being required to secure the debt securities equally or ratably with (or prior to) such Debt pursuant to “Restrictions on Liens” described above. (Section 11.01).

9

Certain Definitions

As used in the indentures and this prospectus, the following definitions apply:

“Attributable Debt” means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 1.01).

“Principal Property” means our manufacturing plants or facilities or those of a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico, except any such manufacturing plant or facility which our board of directors by resolution reasonably determines not to be of material importance to the total business conducted by us and our Restricted Subsidiaries. (Section 1.01).

“Restricted Subsidiary” means any Subsidiary (1) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) or Puerto Rico and (2) which owns or is the lessee of any Principal Property, but does not include any Subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than us and our Subsidiaries, or which is characterized by us as a temporary investment. The terms “Restricted Subsidiary” does not include Coca-Cola Financial Corporation, The Coca-Cola Trading Company LLC, 55th & 5th Avenue Corporation, Bottling Investments Corporation or ACCBC Holding Company, and their respective Subsidiaries. (Section 1.01).

“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or one or more other Subsidiaries, or by us and one or more other Subsidiaries. (Section 1.01).

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of said corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 1.01).

Event of Default

“Event of Default,” when used in the indentures with respect to any series of debt securities, means any of the following events:

•	default for 30 days in payment of any interest on such series;
•	default in payment of any principal of or premium, if any, on such series;
•	default in payment of any sinking fund installment for such series;
•	default for 90 days after written notice in performance of any other covenant in the indentures (other than a covenant or agreement included in the indentures solely for the benefit of holders of debt securities of any series other than that series);
•	certain events of bankruptcy, insolvency or reorganization; or
•	any other Event of Default provided with respect to that series. (Section 7.01).
10

The indentures require us to deliver annually to the trustee an officers’ certificate, in which certain of our officers certify whether or not they have knowledge of any default in our performance of the covenants described. (Section 5.07).

If an Event of Default shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, if the debt securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the applicable prospectus supplement for such series) of all the debt securities of such series and the interest accrued thereon to be due and payable. (Section 7.02). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series (or, in the case of certain Events of Default pertaining to all outstanding debt securities, with the consent of holders of a majority in aggregate principal amount of all the debt securities then outstanding acting as one class) may waive any Event of Default with respect to a particular series of debt securities, except an Event of Default in the payment of principal of or any premium or interest on any debt securities of such series or in respect of a covenant or provision of the indentures which, under the terms thereof, cannot be modified or amended without the consent of the holders of each outstanding debt security of such series. (Section 7.11). See “Modifications of the Indentures” below.

Subject to the provisions of the indentures relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities of any series, unless such securityholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such exercise. (Section 8.02). Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of all debt securities of such series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 7.10).

If any debt securities are denominated in a foreign currency or composite currency, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency or composite currency in which such debt securities are denominated (as determined by us or an authorized exchange rate agent and evidenced to the trustee) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 14.10).

Modifications of the Indentures

We and the trustee may modify and amend the indentures with the consent of the holders of not less than a majority in aggregate principal amount then outstanding of any series of the debt securities affected by such modification or amendment. However, we may not, without the consent of the holders of each debt security so affected:

•	extend the fixed maturity of such series of debt securities;
•	reduce the principal amount of such series of debt securities;
•	reduce the rate or extend the time of payment of interest on such series of debt securities;
•	impair or affect the right of any securityholder to institute suit for payment of principal or interest or change the coin or currency in which the principal of or interest on such series of debt securities is payable; or
•	reduce the percentage of aggregate principal amount of debt securities of such series from whom consent is required to modify the indentures. (Section 10.02).
11

In addition, under our subordinated indenture, without the consent of each holder of each debt security so affected, we may not modify the provisions of the subordinated indenture with respect to subordination of the debt securities in a manner adverse to the holders.

We and the trustee may modify and amend the indentures without the consent of any holders of debt securities to:

•	provide for security for the debt securities;
•	evidence the assumption of our obligations under the applicable indenture by a successor;
•	add covenants that would benefit holders of any debt securities;
•	cure any ambiguity, omission, defect or inconsistency;
•	change or eliminate any of the provisions of the indentures so long as such change or elimination becomes effective only when there are no securities created prior to the execution of the supplemental indenture then outstanding which are entitled to the benefit of such provision;
•	provide for a successor trustee; or
•	make such provisions as may be necessary or advisable in order to comply with the withholding provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. (Section 10.01).

Defeasance of the Indentures and Securities

Unless the applicable prospectus supplement states otherwise, the indentures provide that we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series, and our obligations under the indentures with respect to the debt securities of such series (other than certain specified obligations, such as the obligations to maintain a security register pertaining to transfer of the debt securities, to maintain a paying agency office, and to replace stolen, lost or destroyed debt securities) will cease to be in effect, from and after the date that we deposit with the trustee, in trust:

•	money in the currency or composite currency in which the debt securities of such series are denominated; or
•	U.S. Government Obligations, in the case of debt securities denominated in dollars, or obligations issued or guaranteed by the government which issued the currency in which the debt securities of such series are denominated, in the case of debt securities denominated in foreign currencies, which through the payment of interest and principal in accordance with their terms will provide money in the currency in which the debt securities of such series are denominated; or
•	a combination thereof,

which is sufficient to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity on or the redemption date of, such series of debt securities. (Sections 12.01 and 12.02). In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal (and premium, if any) and interest, if any, on their debt securities until maturity.

Such defeasance may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the money, U.S. Government Obligations or other obligations held in the trust. In that case, holders of such debt securities may recognize gain or loss as if the trust obligations or the money, U.S. Government Obligations or other obligations deposited, as the case may be, had actually been received by them in exchange for their debt securities. Such holders thereafter might be required to include in income a different amount than would be includable in the absence of defeasance. We encourage prospective investors to consult with their own tax advisors as to the specific consequences of defeasance.

12

Denominations

Unless the applicable prospectus supplement states otherwise, the debt securities will be issued only in registered form without coupons, in U.S. dollars in denominations of $1,000 or any integral multiples of $1,000. We will issue a book-entry security equal to the aggregate principal amount of outstanding debt securities of the series represented by such book-entry security. We will specify the denominations of a series of debt securities denominated in a foreign currency or composite currency in the applicable prospectus supplement. (Sections 3.02 and 3.03).

Registration and Transfer

You may exchange any certificated securities of any series for other certificated securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Upon payment of any taxes and other governmental charges as described in the indentures, you may present certificated securities for registration of transfer (with the form of transfer duly executed), without a service charge, at the office of the securities registrar or at the office of any transfer agent that we designate for such purpose and reference in the applicable prospectus supplement with respect to any series of debt securities. Subject to its satisfaction with the documents of title and identity of the person making the request, the securities registrar or such transfer agent, as the case may be, will effect such transfer or exchange.

We have initially appointed the trustee as securities registrar under the indentures. (Section 3.05). If the prospectus supplement refers to any transfer agent in addition to the securities registrar initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in the borough of Manhattan, the city of New York, for such series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 5.02).

In the event of any partial redemption in part of a series of debt securities, we will not be required to (1) issue securities of such series, register the transfer of securities of such series or exchange debt securities of such series during a period beginning at the opening of business 15 days before the mailing date of a notice of redemption of such debt securities of that series selected to be redeemed and ending at the close of business on such mailing date or (2) register the transfer or exchange of any debt security, or portion of any such debt security, that is called for redemption, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05).

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium and interest on debt securities at the office of the paying agent or paying agents as we may designate from time to time. However, at our option we may pay any interest by check mailed or delivered to the address of the person entitled to such payment as it appears in the securities register. (Section 2.02). Unless the applicable prospectus supplement states otherwise, we will pay any installment of interest on debt securities to the person in whose name the debt security is registered at the close of business on the regular record date for such interest payment. (Section 3.07). Payments of any interest on the debt securities may be subject to the deduction of applicable withholding taxes. (Section 5.01).

Unless the applicable prospectus supplement states otherwise, the principal office of the trustee in the city of New York is designated as our paying agent for payments with respect to debt securities. Any other paying agents that we may designate at the time of the offering and issuance of a series of debt securities will be named in the related prospectus supplement. With regard to any series, we may at any time designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in the borough of Manhattan in the city of New York. (Section 5.02).

The trustee or any paying agent for the payment of principal of or interest on any debt security will repay to us all moneys paid by us which remain unclaimed at the end of two years after such principal or interest shall have become due and payable, and, after such repayment occurs, the holder of the applicable debt security will be entitled to look only to us for payment. (Section 12.04).

13

Concerning the Trustee

Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, New York, New York, is the trustee under the senior indenture and has agreed to act as trustee under the subordinated indenture. We maintain banking relationships in the ordinary course of business with affiliates of Deutsche Bank Trust Company Americas, and affiliates of Deutsche Bank Trust Company Americas have entered into foreign currency transactions with us, serve as fiscal agents for certain of our outstanding obligations and have provided back-up lines of credit for our commercial paper.

Book-Entry Delivery and Settlement

Global Notes

We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.
•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
•	Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.
•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
•	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

14

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and
•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

15

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

16

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or
•	we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Subordinated Indenture Provisions

The subordinated debt securities will be issued under the subordinated indenture. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior debt, as defined below, including any senior debt securities that may be outstanding from time to time.

Subordination. If we issue subordinated debt securities, the aggregate principal amount of senior debt outstanding as of a recent date will be set forth in the applicable prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior debt that we may incur.

17

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture or any supplement thereto to all of our senior debt, including all debt securities we have issued and will issue under the senior indenture.

As used in the subordinated indenture and this prospectus, the term “senior debt” means the principal, premium, if any, unpaid interest and all fees and other amounts payable in connection with any debt for money borrowed other than (1) debt incurred (a) with respect to certain elections under the federal bankruptcy code, (b) debt to our subsidiaries, (c) debt to our employees, (d) tax liability, and (e) certain trade payables, (2) all obligations under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements and (3) renewals, modifications and refunds of any such debt.

Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, if any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

•	a default in the payment of any principal, or premium, if any, or interest on any senior debt, occurs and is continuing or any other amount owing in respect of any senior debt is not paid when due; or
•	any other default occurs with respect to any senior debt and the maturity of such senior debt is accelerated in accordance with its terms, unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior debt has been paid in full in cash.

If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior debt (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior debt, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior debt is paid in full.

After payment in full of all present and future senior debt, holders of subordinated debt securities will be subrogated to the rights of any holders of senior debt to receive any further payments or distributions that are applicable to the senior debt until all the subordinated debt securities are paid in full. The subordinated indenture provides that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior debt without the consent of the holders of such senior debt.

The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the subordinated indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

18

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary description of the material terms of our capital stock. For more information, please see our restated certificate of incorporation, as amended.

Description of Common Stock

We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Under our restated certificate of incorporation, as amended, we are authorized to issue up to 11,200,000,000 shares of our common stock, par value $0.25 per share, of which 4,324,513,264 shares were issued and outstanding as of October 24, 2022. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareowners. Each share of our common stock outstanding is entitled to participate equally in any distribution of net assets made to the shareowners in the liquidation, dissolution or winding up of our Company and is entitled to participate equally in dividends as and when declared by our board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. All shares of our common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Description of Preferred Stock

Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, from time to time, up to 100,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, subject to certain limitations prescribed by law. There are no preferred shares issued and outstanding as of the date of this prospectus. Our board of directors is authorized to establish from time to time the number of shares to be included in any series of preferred stock, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered;
•	the liquidation preference and the offering price of the preferred stock;
•	the dividend rates of the preferred stock and/or methods of calculation of such dividends;
•	periods and/or payment dates for the preferred stock dividends;
•	whether dividends on the preferred stock are cumulative;
•	the liquidation rights of the preferred stock;

19

•	the procedures for any auction and remarketing, if any, of the preferred stock;
•	the sinking fund provisions, if applicable, for the preferred stock;
•	the redemption provisions, if applicable, for the preferred stock;
•	whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;
•	whether the preferred stock will have voting rights and, if so, the terms of such voting rights;
•	whether the preferred stock will be listed on any securities exchange;
•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and
•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareowners, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our shareowners is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking shareowners’ approval.

Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of our Company. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our Company and our shareowners. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our Company, including tender offers or other transactions that some, or a majority, of our shareowners might believe to be in their best interests, or in which our shareowners might receive a premium for their stock over the then current market price of such stock.

Certain Anti-takeover Matters

Our restated certificate of incorporation, as amended, and by-laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and General Corporation Law of the State of Delaware, or the “DGCL,” could delay or prevent entirely a merger or acquisition that our shareowners consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our board of directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

Following is a description of the anti-takeover effects of certain provisions of our restated certificate of incorporation, as amended, and of our by-laws.

No cumulative voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation, as amended, provides otherwise. Our restated certificate of incorporation, as amended, does not provide for cumulative voting.

Calling of special meetings of shareowners. Our by-laws provide that special meetings of our shareowners may be called only by or at the direction of our board of directors, the chairman of our board of directors, our chief executive officer or by our secretary if appropriately requested by a person (or group of persons) beneficially owning at least a twenty-five percent (25%) “net long position” of the Company’s outstanding shares of common stock.

20

Advance notice requirements for shareowner proposals and director nominations. Our by-laws provide that shareowners seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareowners or a shareowner requested special meeting of shareowners must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a shareowner’s notice regarding an annual meeting of shareowners must be received at our principal executive offices not less than 120 days prior to the first anniversary of the previous year’s annual meeting. Our by-laws also specify requirements as to the form and content of a shareowner’s notice. These provisions may impede shareowners’ ability to bring matters before an annual meeting of shareowners, a shareowner requested special meeting of shareowners or make nominations for directors.

Limitations on liability and indemnification of officers and directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareowners;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or
•	for any transaction from which the director derived any improper personal benefit.

Our restated certificate of incorporation, as amended, further provides, that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

We are also expressly authorized to carry directors’ and officers’ insurance for the benefit of our directors, officers, employees and agents. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the restated certificate of incorporation, as amended, and the by-laws may discourage our shareowners from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareowners. In addition, the shareowner’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Board authority to amend by-laws. Under the by-laws, our board of directors has the authority to adopt, amend or repeal the by-laws without the approval of our shareowners. However, the holders of common stock will also have the right to initiate on their own, with the affirmative vote of a majority of the shares outstanding and without the approval of our board of directors, proposals to adopt, amend or repeal the by-laws.

General Corporation Law of the State of Delaware. We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
21

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage any entity interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving our Company that our shareowners may otherwise deem to be in their best interests.

Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “KO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

22

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued and the currency or composite currency you may use to purchase the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	if applicable, the principal amount of debt securities you may purchase upon exercise of each debt warrant and the price and currency or composite currency or other consideration (which may include debt securities) you may use to purchase such principal amount of debt securities upon such exercise;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	the terms of any mandatory or option redemption by us;
•	the identity of the warrant agent;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
23

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the applicable prospectus supplement.

Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

24

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts. Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

25

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;
•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or
•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation, as amended, to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

26

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The applicable prospectus supplement will describe the specific terms of the purchase contracts offered by that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

27

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to other purchasers;
•	directly to one or more purchasers;
•	through agents;
•	through dealers;
•	as part of a consent solicitation; or
•	through a combination of any of these methods of sale.

We will disclose in the applicable prospectus supplement any required information with respect to the selling stockholders, if any.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

For each series of securities, the applicable prospectus supplement will set forth the terms of the offering of the securities, which may include:

•	the initial public offering price;
•	the method of distribution, including the names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	our net proceeds from the sale of securities by us;
•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers; and
•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

28

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities in one or more transactions at a fixed offering price or at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they may use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Unless otherwise specified in the applicable prospectus supplement, we will not list any securities (other than our common stock) on any exchange. The underwriters, if any, of the securities may make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are, and our audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance on the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of Ernst & Young LLP as experts in accounting and auditing.

29